CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 18, 2000 included in Lennox International Inc. Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                                Arthur Andersen LLP

Dallas, Texas
December 18, 2000